Exhibit 10.1

SEPARATION AGREEMENT & RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Hong Q. Hou (“Employee”), Fabrinet USA, Inc. (the “Company”), and Fabrinet (“Parent”); (hereinafter collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company, a wholly-owned subsidiary of Parent, in accordance with the terms of an offer letter dated November 5, 2015, signed by Employee on November 6, 2015, and amended October 31, 2016 (“Offer Letter”);

WHEREAS, Parent has granted Employee certain restricted share unit awards (“RSUs”) under Parent’s 2010 Performance Incentive Plan (the “Plan”) and applicable RSU award agreements thereunder, as follows:

a.

On April 28, 2016, Parent granted Employee RSUs covering 36,591 ordinary shares of Parent (“Shares”), in accordance with the terms of the Offer Letter (the “First RSU Award”), of which 18,295 shares subject to the First RSU Award will be unvested as of the Resignation Date (as defined below);

b.

On August 18, 2016, Parent granted Employee RSUs covering 9,263 Shares, which were awarded for fiscal 2016 performance (the “Second RSU Award”), of which 4,631 shares subject to the Second RSU Award will be unvested as of the Resignation Date;

c.	On August 18, 2016, Parent granted Employee RSUs covering 6,175 Shares, of which 2,058 shares subject to this award will be unvested as of the Resignation Date; and

d.	On August 24, 2017, Parent granted Employee RSUs covering 13,977 Shares, of which 9,318 shares subject to this award will be unvested as of the Resignation Date.

WHEREAS, Parent has granted Employee certain performance-based restricted share unit awards (“PSUs”) under the Plan and applicable PSU award agreements thereunder as follows:

a.

On August 18, 2016, Parent granted Employee PSUs covering 6,175 Shares, with vesting contingent on Parent’s financial performance, all of which shares subject to this award will have vested prior to the Resignation Date;

b.

On August 18, 2016, Parent granted Employee PSUs covering 6,175 Shares, with vesting contingent on Parent’s “stretch” financial performance, all of which shares subject to this award will have vested prior to the Resignation Date;

c.

On August 24, 2017, Parent granted Employee PSUs covering 13,977 Shares, with vesting contingent on Parent’s financial performance, all of which shares subject to this award will be unvested as of the Resignation Date; and

d.

On August 24, 2017, Parent granted Employee PSUs covering 13,977 Shares, with vesting contingent on Parent’s “stretch” financial performance, all of which shares subject to this award will be unvested as of the Resignation Date.

WHEREAS, Employee has resigned from his employment with the Company effective August 25, 2018 (“Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all claims, disputes, complaints, grievances, charges, actions, petitions, and demands Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, Parent, and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a.

Salary. The Company will make a lump sum payment to Employee equal to twelve (12) months of Employee’s annual base salary, for a total of five hundred twenty-five thousand dollars ($525,000), less any applicable tax withholdings. The Company will issue to Employee a Form W-2 in connection with this payment.

b.

COBRA. The Company will make a lump sum payment to Employee equal to two times (2X) the cost of Employee’s COBRA coverage for a period of twelve (12) months under the Company’s health plan in effect on the Resignation Date, for Employee and his covered dependents, in the amount of $60,000.00, less any applicable tax withholdings. For the avoidance of doubt, the amount payable under this subsection b. will be a taxable payment to Employee. Accordingly, the Company will issue to Employee a Form W-2 in connection with this payment.

c.

Vacation Pay. Employee acknowledges that he has been paid for all of his accrued and/or earned PTO and/or vacation pay, and no further amounts are due and owing to him by the Company for such PTO and/or vacation pay.

d.

Resignation. The Company will process the termination of Employee’s employment as a resignation, and shall represent that Employee resigned from his employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information.

e.

RSUs & Shares. Employee acknowledges that Employee will have vested in his RSUs and PSUs only through the Resignation Date. Notwithstanding the foregoing, upon the effectiveness of this Agreement, the Parties agree that the following unvested RSUs will accelerate vesting (the “Vesting RSUs”):

i.	The portion of the First RSU Award covering 18,295 Shares; and

ii.	The portion of the Second RSU Award covering 4,631 Shares.

Except as set forth above, all RSUs and PSUs held by Employee that remain unvested and outstanding as of the Resignation Date will be forfeited automatically by Employee and never will become vested. Employee specifically acknowledges he is not entitled to any additional RSUs, PSUs, Shares or other equity or equity-based awards in Parent or the Company. It is further agreed any Shares issuable to Employee pursuant to the Vesting RSUs will be transferred subject to satisfaction of any required tax withholdings in accordance with the terms of the Plan, applicable RSU award agreements and Section 23 below, and that the Company will issue Employee any necessary tax forms in connection with the RSUs and Shares as it would do in the ordinary course.

2. Benefits. Employee’s health insurance benefits shall cease on the Resignation Date, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in RSUs, PSUs, Shares, stock options, equity-based awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Resignation Date.

3. Payment of Salary & Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration provided for and set forth in this Agreement, the Company and Parent have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, bonuses, commissions, RSUs, PSUs, Shares, stock, stock options, equity-based awards, vesting, and any and all other benefits and compensation due to Employee. Employee specifically acknowledges that, except as provided herein, he is not entitled to any bonus or other compensation or benefits at the time of his resignation.

4. Release of Claims. Employee agrees the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, Parent and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, Professional Employer Organization or co-employers (including TriNet HR Corporation and its affiliates, officers, agents, administrators, servants, employees, attorneys, successors, parent, subsidiaries, and assigns), insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.	any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.

any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or Shares of Parent, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.

any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.

any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e.	any and all claims for violation of the federal or any state constitution;

f.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.

any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.	any and all claims for attorneys’ fees and costs.

Employee agrees the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, but not necessarily limited to, any Protected Activity (as defined below). Employee acknowledges that any and all disputed wage claims released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. Employee represents he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5. Company’s Release of Claims. The Company hereby and forever releases Employee from, and agrees not to sue Employee concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. Notwithstanding any release provided for herein, this Agreement shall not serve to release any claims by the Company against Employee for any claims relating to fraud, embezzlement, misappropriation of the Company’s trade secrets, or conduct that constitutes a violation of criminal law. Moreover, this release does not extend to any obligations incurred under this Agreement. Furthermore, this release does not release claims that cannot be released as a matter of law.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and this waiver and release is knowing and voluntary. Employee agrees this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7. California Civil Code Section 1542. Employee acknowledges he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Employee represents he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company, Parent, or any of the other Releasees. Employee also represents he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company, Parent, or any of the other Releasees.

9. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

10. Trade Secrets & Confidential Information/Company Property. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company. Employee understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom he became acquainted during the term of his employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee hereby grants consent to notification by the Company to any new employer about Employee’s obligations under this paragraph. Employee represents that he has not to date misused or disclosed Confidential Information to any unauthorized party.

11. Employee’s Company-Issued Laptop Computer & Devices. Employee agrees that within five (5) business days of the Resignation Date, he will use best efforts to return to the Company his Company-issued laptop computer, as well as any Company-issued external storage devices, in a manner satisfactory to the Company and he will not delete any information on said Company-issued devices without the Company’s permission. Employee shall return his computer and any external storage devices via FedEx to Colin Campbell, General Counsel, 3736 Fallon Road, Dublin, CA 94568.    If Employee has used any personally owned computer, external storage device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within ten (10) business days after the Resignation Date, Employee shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. Employee further agrees to provide the Company access to Employee’s system, as requested, to verify the necessary copying and/or deletion is done. Employee’s timely return of all such Company documents and other property is a condition precedent to Employee’s receipt of the severance benefits provided under this Agreement.

12. No Cooperation. Employee agrees he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish the Company, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than he cannot provide counsel or assistance.

13. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, including filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

14. Non-disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only Employee’s last position and dates of employment. The Company agrees to refrain from any disparagement, defamation, libel, or slander of Employee, provided Employee understands the Company’s obligations under this paragraph extend only to the Company’s current executive officers and only for so long as each officer is an employee of the Company.

15. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA shall entitle the Company and Parent immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16. No Admission of Liability. Employee understands and acknowledges this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company or Parent hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Parent of any fault or liability whatsoever to Employee or to any third party.

17. Non-Solicitation – Company Employees. Employee agrees that for a period of twenty-four (24) months immediately following the Effective Date of this Agreement, Employee will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

18. Non-Solicitation – Customers of Company. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee (a) will not, directly or indirectly, disclose to any person, firm or corporation the names or addresses of any of the customers or clients of the Company or any other information pertaining to them, and (b) will not call on, solicit, take away, or attempt to call on, solicit, or take away any customer of the Company whom Employee called on or became acquainted with during and in the course of his employment with the Company.

19. Non-Compete. In consideration of the payments to Employee under and for this Agreement, in particular the payment equal to twelve (12) months of his annual base salary, Employee agrees that within the twelve (12) months immediately following the Effective Date of this Agreement, should he accept employment with or otherwise be engaged as a consultant by a person, company or other business enterprise that competes with the Company in the electronics contract manufacturing business, it will result in and cause a loss and damage to the Company that will be difficult to assess and calculate and, accordingly, in such an event Employee further agrees that as “liquidated damages” for such loss and damage to the Company he will repay to the Company as fair and reasonable compensation for such loss and damage an amount equal to the payment he received equal to twelve (12) months of his annual base salary.

20. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the negotiation and preparation of this Agreement.

21. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA, INCLUDING ITS PROCEDURAL PROVISIONS FOR COMPELLING ARBITRATION, SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT (INCLUDING COMPELLING ARBITRATION IN STATE OR FEDERAL COURT) WITH FULL FORCE AND EFFECT. YOU AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, YOU MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN YOUR INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER

TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

22. Tax Consequences. The Company and Parent make no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company or Parent, and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company and Parent harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company or Parent for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company or Parent by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

23. Section 409A. It is intended this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities and ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Each payment under Section 1.a. and b. above will be provided to Employee within ten (10) business days following the Effective Date, but in no event later than December 31, 2018. Vesting acceleration under Section 1.e. above will occur on the Effective Date and will be settled in accordance with the terms of the award agreement by which the applicable RSU or PSU award is governed, but in no event later than December 31, 2018. In no event will Employee have any discretion with respect to the year in which the payments and benefits under this Agreement will be paid or provided. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under

Section 409A. In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Employee for any taxes, penalties and interest that may be imposed, or other costs incurred, as a result of Section 409A.

24. Authority. Parent and the Company represent and warrant the undersigned have the authority to act on behalf of Parent and the Company, and to bind Parent and the Company, and all who may claim through them, to the terms and conditions of this Agreement. Employee represents and warrants he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

25. No Representations. Employee represents he has consulted with an attorney in regard to this Agreement, and he has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company or Parent not specifically set forth in this Agreement.

26. Severability. In the event any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

27. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

28. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, Parent and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company, and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Offer Letter, except as modified herein.

29. No Oral Modification. This Agreement only may be amended in a writing signed by Employee and Parent’s Chief Executive Officer.

30. Governing Law. With the exception of the arbitration requirements set forth in Section 19 herein, this Agreement shall be governed by the laws of the State of California without regard to choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the County of Santa Clara, State of California.

31. Effective Date. Employee understands this Agreement shall be null and void if not executed by him within twenty-one (21) days. Employee has seven (7) days after Employee signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

32. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

33. Voluntary Execution of Agreement. Employee understands and agrees he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company, Parent or any third party, with the full intent of releasing all of his claims against the Company, Parent and any of the other Releasees. Employee acknowledges that:

(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Date: August 20, 2018	Hon Q. Hou, an individual /s/ Hong Q. Hou Hong Q. Hou

Date: August 16, 2018	Fabrinet USA, Inc. /s/ Toh-Seng Ng Toh-Seng Ng President & Chief Financial Officer

Date: August 16, 2018	Fabrinet /s/ Seamus Grady Seamus Grady Chief Executive Officer